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                                                                    EXHIBIT 23.2




                    [LETTERHEAD OF JONES DAY REAVIS & POGUE]





                                October 21, 1996



AMERISAFE, Inc.
5550 LBJ Freeway, Suite 901
Dallas, TX  75240


                 Re: Registration on Form S-1 (Commission File No. 333-10099) of 12,650,000 shares of Class A Common Stock, par value $0.01 per share, of AMERISAFE, Inc.


Gentlemen:

        We are acting as special counsel to AMERISAFE, Inc., a Texas corporation (the "Company), in connection with the registration and sale in an initial public offering of up to 12,650,000 shares of Class A Common Stock, par value $0.01 per share, of the Company (the "Shares").

        We hereby consent to the filing of the opinion of this firm as Exhibit
5.1 to the Registration Statement on Form S-1 (Commission File No. 333-10099) filed by the Company to effect the registration of the Shares and to the reference to our firm under the captions "Recent Reorganization" and "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                        Very truly yours,



                                        /s/ Jones, Day, Reavis & Pogue